Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the QIAGEN N.V. 1996 Employee, Director and Consultant Stock Option Plan of our report dated February 6, 2003, with respect to the consolidated financial statements of QIAGEN N.V. included in the Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Los Angeles, California

July 28, 2003